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                                                                     EXHIBIT 23A

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     We hereby consent to the use of our name in "Item 2. Properties," "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operation," and "Item 8. Financial Statements and Supplementary Data" of the Annual Report on Form 10-K of Seven Seas Petroleum Inc. (the "Company") for the year ended December 31, 1998 (the "Form 10-K").

                                            /s/ RYDER SCOTT COMPANY
                                              PETROLEUM ENGINEERS

                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

March 26, 1999

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